UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2024

Mobile Global Esports Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41458	86-2684455
(State or other jurisdiction of	(Commission File Number)	IRS Employer
incorporation or organization)		Identification No.)

500 Post Road East, 2nd Floor

Westport, CT 06880

(Address of principal executive offices)

Registrant’s telephone number, including area code: (475) 666-8401

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	MGAM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2024, the Board of Directors of Mobile Global Esports, Inc. (the “Company”) appointed Sunny Bhandarkar as its Chief Executive Officer, effective immediately, replacing David Pross who, as previously disclosed, notified the Company that he was retiring.

Mr. Bhandarkar previously served as the CEO-India and Managing Director at Elite Sports India overseeing the management team of Sports India in India. Having joined Elite Sports India Pvt. Ltd., a subsidiary of Sports India, in 2013, Mr. Bhandarkar embarked on his professional journey after being recognized as the first player drafted in the prestigious Elite Football League draft in 2012. Mr. Bhandarkar holds a Bachelor's and Master's degree in Commerce/Management Studies from the University of Mumbai.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2024

MOBILE GLOBAL ESPORTS INC.

By:	/s/ Marco Welch
Marco Welch
Chairman

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